REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT, dated as of April 12, 2002 (this "Agreement"), is by and among Kinetek Industries, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), Kinetek, Inc., a Delaware corporation and parent of the Company (the "Parent"), all of the Company's current and certain of the Company's future domestic subsidiaries as listed on the signature pages hereto (the "Subsidiary Guarantors" and, collectively with the Parent, the "Guarantors"), and Jefferies & Company, Inc., as initial purchaser of the Notes (the "Initial Purchaser").

     WHEREAS, pursuant to that certain Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among the Company, the Initial Purchaser and other parties named therein, the Initial Purchaser has agreed to purchase $15,000,000 aggregate principal amount of 5% Senior Secured Notes due 2007 and $11,000,000 aggregate principal amount of 10% Senior Secured Notes due 2007 (collectively, the "Notes"), which Notes will be unconditionally guaranteed on a senior subordinated basis by the Guarantors (the "Guarantees");

     WHEREAS, in connection with the Purchase Agreement, the Company and the Guarantors have agreed to register the Notes and the Guarantees for resale by the purchasers of the Notes from the Initial Purchaser upon their request;

     NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

     Section 1. Certain Definitions. In this Agreement, the following terms shall have the following respective meanings:

           "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

           "Holders" shall mean (i) the purchasers of Notes directly from the Initial Purchaser, and (ii) each Person holding Notes as a result of a transfer or assignment to that Person of Notes other than pursuant to an effective registration statement or Rule 144A under the Securities Act.

           "Indemnified Party" shall have the meaning ascribed to it in
Section 6(c) of this Agreement.

           "Indemnifying Party" shall have the meaning ascribed to it in
Section 6(c) of this Agreement.

           "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold not less than 33% of the outstanding Notes.

           "Notes" shall have the meaning ascribed to it in the recitals to this Agreement.

           "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust, association, private foundation, joint stock company or other entity.

           "Piggyback Notice" shall have the meaning ascribed to it in Section 3 of this Agreement.

           "Piggyback Registration" shall have the meaning ascribed to it in
Section 3 of this Agreement.

           The terms "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act providing for the sale by the Holders of Notes and the Guarantees in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

           "Registration Expenses" shall mean any and all reasonable expenses incident to the Company and the Guarantors' performance of or compliance with this Agreement, including, without limitation, all registration, listing and qualification fees, printing and accounting fees, and the reasonable fees and disbursements of one counsel (reasonably acceptable to the Company) to the Holders in connection with state or federal securities law compliance and qualification. Registration Expenses shall not include any underwriting discounts and commission and transfer taxes, if any, relating to the sale or disposition of the Notes and Guarantees by a Holder.

           "Registration Request" shall have the meaning ascribed to it in
Section 2(a) of this Agreement.

           "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act.

           "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

           "Suspension Right" shall have the meaning ascribed to it in Section 2(a) of this Agreement.

     Section 2. Demand Registration.

           (a) Upon receipt of a written request (a "Registration Request") from Initiating Holders at any time prior to the date on which, in the reasonable opinion of counsel to the Company, all of the Notes may be sold in accordance with Rule 144(k), the Company and the Guarantors shall (i) promptly give notice of the Registration Request to all non-requesting Holders and (ii) prepare and file with the Commission promptly, but in any event within 60 days after its receipt of such Registration Request, a registration statement for the purpose of effecting a Registration of the sale of all Notes and Guarantees requested to be Registered by the requesting Holders and any non-requesting Holder who requests to have his Notes and Guarantees included in such registration statement within ten days after receipt of notice by such Holder of the Registration Request. The Company and the Guarantors shall use commercially reasonable efforts to effect such Registration as soon as practicable (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable state securities laws); and shall keep such Registration continuously effective until the earlier of (i) the date on which all Notes have been sold pursuant to such registration statement or Rule 144 and (ii) the date on which, in the reasonable opinion of counsel to the Company, all of the Notes may be sold in accordance with Rule 144(k); provided, however, that the Company and the Guarantors shall not be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this Section 2
(i) in any particular jurisdiction in which the Company or any Guarantor would become subject to taxation or would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company or the Guarantor, as the case may be, is already subject to taxation or service in such jurisdiction or (ii) during the period starting with the date 60 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a Company-initiated registration.

     Notwithstanding the foregoing, the Company shall have the right (the "Suspension Right") (i) to defer such filing or suspend sales under any filed registration statement for up to 90 days during any period of 365 days or (ii) defer the updating of any filed registration statement and suspend sales thereunder at any time or from time to time, for a period of not more than 90 days during any period of 365 days, if the Company shall furnish to the Holders a certificate signed by an executive officer or any director of the Company stating that, in the good faith judgment of the Company, it would be detrimental to the Company and its shareholders to file such registration statement or amendment thereto at such time (or continue sales under a filed registration statement) and therefore the Company has elected to defer the filing of such registration statement (or suspend sales under a filed registration statement).

           (b) The Company and the Guarantors shall not be required to effect more than two Registrations pursuant to this Section 2.

     Section 3. Piggyback Registrations. As long as the Holders hold any Notes that are not registered (unless in the reasonable opinion of counsel to the Company, all of the Notes may be sold in accordance with Rule 144(k)), if the Company or the Parent proposes to register any of the Notes and Guarantees or any other notes under the Securities Act (other than pursuant to (i) a registration on Form S-4 or any successor form, or (ii) an offering of securities in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan), the Company or the Parent, as applicable, shall give prompt written notice to all Holders of its intention to effect such a registration (each a "Piggyback Notice") and the Company or the Parent, as applicable, shall include in such registration all Notes and Guarantees with respect to which the Company or the Parent has received written requests for inclusion therein within ten days after the date of receipt of the Piggyback Notice (a "Piggyback Registration"). Nothing herein shall affect the right of the Company, the Parent or the Guarantors to withdraw any such registration in its sole discretion prior to its effectiveness, and the Company and the Parent shall have the same Suspension Rights set forth in Section 2 above with respect to any Piggyback Registration effected pursuant to this Section 3.

     Section 4. Registration Procedures.

           (a) The Company shall promptly notify the Holders of the occurrence of the following events:

               (i) when any registration statement relating to the Notes and Guarantees or post-effective amendment thereto filed with the Commission has become effective;

               (ii) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement relating to the Notes and Guarantees;

               (iii) the suspension of an effective registration statement by the Company in accordance with the last paragraph of Section 2(a) or the last sentence of Section 3 hereof;

               (iv) the Company's or any Guarantor's receipt of any notification of the suspension of the qualification of any Notes or Guarantees covered by a registration statement for sale in any jurisdiction; and

               (v) the existence of any event, fact or circumstance that results in a registration statement or prospectus relating to the Notes and Guarantees or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of securities.

     The Company agrees to use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification as promptly as possible. The Holders agree that upon receipt of any notice from the Company or any Guarantor of the occurrence of any event of the type described in Sections 4(a)(ii), (iii),
(iv) or (v) to immediately discontinue their disposition of Notes and Guarantees pursuant to any registration statement relating to such securities until the Holders receive written notice from the Company that such disposition may be made.

           (b) The Company shall provide to the Holders, at no cost to the Holders, a copy of the registration statement and any amendment thereto used to effect the Registration of the Notes and the Guarantees, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto and such other documents as the requesting Holders may reasonably request in order to facilitate the disposition of the Notes and the Guarantees covered by such registration statement. The Company consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Notes and the Guarantees covered by such registration statement or any amendment thereto.

           (c) The Company and the Guarantors shall use commercially reasonable efforts to cause the Notes and the Guarantees covered by a registration statement to be registered with or approved by such state securities authorities as may be necessary to enable the Holders to consummate the disposition of such Notes and Guarantees pursuant to the plan of distribution set forth in the registration statement; provided, however, that neither the Company nor any Guarantor shall be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this
Section 4 in any particular jurisdiction in which the Company or any Guarantor would become subject to taxation or would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company or such Guarantor is already subject to taxation or service in such jurisdiction.

           (d) Subject to the Company's Suspension Right, if any event, fact or circumstance requiring an amendment to a registration statement relating to the Notes and Guarantees or supplement to a prospectus relating to the Notes and Guarantees shall exist, immediately upon becoming aware thereof the Company shall notify the Holders and prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Notes and Guarantees, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

           (e) The Company, the Guarantors and the Holders shall use commercially reasonable efforts to comply with the Securities Act and the Exchange Act in connection with the offer and sale of Notes and Guarantees pursuant to a registration statement, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Notes and Guarantees shall have been effective, to make available to the Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

           (f) The Company shall cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Notes to be sold pursuant to a Registration and not bearing any Securities Act legend; and enable certificates for such Notes to be issued and registered in such names and amounts as the Holders may reasonably request at least two business days prior to any sale of Notes.

     Section 5. Expenses of Registration. The Company shall pay all Registration Expenses incurred in connection with the undertaking of any one Registration pursuant to Section 2 hereof and any Registration undertaken pursuant to Section 3 hereof. The Holders shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Notes and Guarantees pursuant to any Registration.

     Section 6. Indemnification.

           (a) The Company and the Guarantors, jointly and severally, shall indemnify each Holder, each Holder's officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (including reasonable legal fees and expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Notes and the Guarantees, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that neither the Company nor any Guarantor shall be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company or any Guarantor by such Holder for inclusion therein.

           (b) Each Holder, if Notes and Guarantees held by such Holder are included in the securities as to which such registration is being effected, shall indemnify the Company and each Guarantor, each of their respective directors and each of their respective officers who sign the registration statement, each underwriter, if any, of the Company's securities covered by such registration statement, and each person who controls the Company, any Guarantor or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with information furnished in writing to the Company or any Guarantor by such Holder for inclusion therein.

           (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 6 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such

Indemnified Party of a release from all liability in respect to such claim or litigation.

           (d) If the indemnification provided for in this Section 6 is unavailable to a party that would have been an Indemnified Party under this
Section 6 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each Guarantor and each Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d).

           (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (f) In no event shall any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 6 in excess of the net proceeds to such Holder of any Notes sold by such Holder pursuant to the registration statement in question.

     Section 7. Information to be Furnished by Holders. Each Holder shall furnish to the Company and the Guarantors such information as the Company or any Guarantor may reasonably request and as shall be required in connection with the Registration and related proceedings referred to in Section 2 or
Section 3 hereof. If any Holder fails to provide the Company or such Guarantor with such information within 10 days of receipt of the Company's or such Guarantor's request, the Company's and the Guarantors' obligations under
Section 2 or Section 3 hereof, as applicable, with respect to such Holder or the Notes and Guarantees owned by such Holder shall be suspended until such Holder provides such information.

     Section 8. Rule 144 Sales

           (a) The Company shall use its commercially reasonable efforts to file the reports required to be filed by the Company under the Exchange Act, so as to enable any Holder to sell Notes pursuant to Rule 144 under the Securities Act.

           (b) In connection with any sale, transfer or other disposition by any Holder of any Notes pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Notes to be sold and not bearing any Securities Act legend, and enable certificates for such Notes to be for such number of shares and registered in such names as the selling Holder may reasonably request at least two business days prior to any sale of Notes.

     Section 9. Assignment of Registration Rights. The rights of the Holders hereunder, including the right to have the Company register Notes and Guarantees pursuant to this Agreement, shall be automatically assignable by each Holder to any transferee of all or any portion of the Notes if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned,
(iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (iv) the transferee or assignee agrees in writing for the benefit of the Company and the Guarantors to be bound by all of the provisions contained herein.

     Section 10. Miscellaneous.

           (a) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

           (b) WAIVER OF JURY TRIAL. THE COMPANY, THE GUARANTORS AND THE HOLDERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

           (c) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates with respect to the matters set forth herein.

           (d) Amendments and Waivers. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company, the Guarantors and Holders of 66% of the aggregate principal amount of the Notes.

           (e) Notices. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by fax with receipt acknowledged, (iii) five days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or
(iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (a) if to a Holder, at the Holder's address or fax number set forth below its signature hereon, or at such other address or fax number as the Holder shall have furnished to the Company in writing, or (b) if to any assignee or transferee of an Holder, at such address or fax number as such assignee or transferee shall have furnished the Company in writing, (c) if to the Company or the Guarantors, at the address set forth below. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to the designated representative of such Holder.

            If to the Company or the Guarantors:

            Kinetek Industries, Inc.
            ArborLake Centre, Suite 550
            1751 Lake Cook Road
            Deerfield, IL  60015

            with a copy to:

            Mayer, Brown, Rowe & Maw
            190 S. LaSalle Street
            Chicago, IL 60603-3441
            Facsimile:   (312) 701-7711
            Attn: Philip J. Niehoff

           (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

           (g) Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

           (h) Headings. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

           (i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein, none of the Company, the Guarantors or any Holder shall assign this Agreement or any rights or obligations hereunder.

           (j) Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

           (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

           (l) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              KINETEK INDUSTRIES, INC.



                              By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                              Name:   Gordon L. Nelson, Jr.
                              Title:  Vice President


                              KINETEK, INC., as the Parent



                              By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                              Name:   Gordon L. Nelson, Jr.
                              Title:  Vice President


                              MERKLE-KORFF INDUSTRIES, INC., as a Subsidiary Guarantor



                              By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                              Name:   Gordon L. Nelson, Jr.
                              Title:  Vice President


                              IMPERIAL ELECTRIC COMPANY, as a Subsidiary
                              Guarantor



                              By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                              Name:   Gordon L. Nelson, Jr.
                              Title:  Vice President


                              GEAR RESEARCH, INC., as a Subsidiary Guarantor



                              By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                              Name:   Gordon L. Nelson, Jr.
                              Title:  Vice President

                              MOTION HOLDINGS, INC., as a Subsidiary Guarantor



                              By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                              Name:   Gordon L. Nelson, Jr.
                              Title:  Vice President


                              MOTION CONTROL ENGINEERING, INC., as a Subsidiary Guarantor



                              By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                              Name:   Gordon L. Nelson, Jr.
                              Title:  Vice President


                              FIR GROUP HOLDINGS, INC., as a Subsidiary
                              Guarantor



                              By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                              Name:   Gordon L. Nelson, Jr.
                              Title:  Vice President



                              ELECTRIC DESIGN AND CONTROL COMPANY, as a
                              Subsidiary Guarantor



                              By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                              Name:   Gordon L. Nelson, Jr.
                              Title:  Vice President


                              ADVANCED D.C. HOLDINGS, INC., as a Subsidiary Guarantor



                              By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                              Name:   Gordon L. Nelson, Jr.
                              Title:  Vice President

                              ADVANCED D.C. MOTORS, INC., as a Subsidiary
                              Guarantor



                              By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                              Name:   Gordon L. Nelson, Jr.
                              Title:  Vice President




                              JEFFERIES & COMPANY, INC.



                              By:  /s/ M. Brent Stevens
                                  -----------------------------------------
                              Name:   M. Brent Stevens
                              Title:  Executive Vice President



                              Address:  11100 Santa Monica Boulevard,
                              10th Floor, Los Angeles, California 90025
                              Fax:  (310) 575-5165













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